Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports Fourth Quarter and Full-Year 2021 Results

●	Fourth Quarter 2021 GAAP earnings per share of $1.38; Core EPS of $1.16
●	Full-Year 2021 GAAP EPS of $2.00; Core EPS of $4.59 exceeds guidance
●	Edison International declares quarterly dividend of $0.70 per share; annualized rate of $2.80 per share
●	EIX announces 2022 EPS guidance of $4.40–4.70 and reiterates long-term EPS growth rate target of 5–7%

ROSEMEAD, Calif., February 24, 2022 — Edison International (NYSE: EIX) today reported fourth quarter 2021 net income of $523 million, or $1.38 per share, compared to net income of $526 million, or $1.39 per share, in the fourth quarter of 2020. As adjusted, fourth quarter 2021 core earnings were $440 million, or $1.16 per share, compared to core earnings of $451 million, or $1.19 per share, in the fourth quarter of 2020.

Southern California Edison’s (SCE) fourth quarter 2021 core earnings per share (EPS) increased year-over-year primarily due to higher revenue from the 2021 General Rate Case (GRC) final decision and income tax benefits from the settlement of 2007 – 2012 California tax audits, partially offset by higher operation and maintenance expenses and higher net financing costs.

Edison International Parent and Other's fourth quarter 2021 loss per share increased year-over-year primarily due to higher preferred dividends as a result of preferred equity issuances in 2021.

“We delivered solid 2021 results with EPS exceeding the guidance range. Additionally, SCE continues to significantly reduce wildfire risk and the utility’s ongoing and planned mitigation actions give us increased confidence of further risk reduction,” said Pedro J. Pizarro, president and CEO of Edison International.

Pizarro added, “SCE sees substantial investment opportunities over the next several years to bolster grid safety and resiliency. Furthermore, with one of the strongest electrification profiles in the industry, SCE is accelerating economywide electrification with investments in transportation and building electrification to help meet California’s climate goals. All these initiatives give us high confidence in achieving EPS growth of 5 to 7% from 2021 to 2025. Combined with the 4%+ current dividend yield, we see strong potential for double-digit total return for EIX shares — before potential P/E multiple expansion to recognize significant utility and government risk reduction progress to-date and yet ahead.”

Full-Year Earnings

For 2021, Edison International reported net income of $759 million, or $2.00 per share, compared to $739 million, or $1.98 per share, for 2020. As adjusted, Edison International's core earnings were $1,741 million, or $4.59 per share, compared to $1,686 million, or $4.52 per share, in 2020.

SCE's full-year core EPS was higher due to higher revenue from the 2021 GRC final decision, higher FERC revenue and income tax benefits from the settlement of 2007 – 2012 California tax audits, partially offset by lower insurance benefits and higher property taxes.

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

Edison International Parent and Other’s full-year loss per share increased primarily due to higher preferred dividends as a result of preferred equity issuances in 2021.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2022 Earnings Guidance

The company announced its earnings guidance range for 2022 as summarized in the following chart. See pages 12 and 13 of the presentation accompanying the company’s conference call for further information and assumptions.

	2022 Earnings Guidance
	as of February 24, 2022
	Low	High
EIX Basic EPS	$4.40	$4.70
Less: Non-core Items	—	—
EIX Core EPS	$4.40	$4.70

Edison International and Southern California Edison Declare Dividends

Today, the Board of Directors of Edison International declared a quarterly common stock dividend of $0.70 per share, payable on April 30, 2022, to shareholders of record on March 31, 2022. They also declared dividends on preferred stock. Additionally, the Board of Directors of Southern California Edison Company today declared dividends on preference stock. For more information, please see the related news release at www.edisoninvestor.com.

Fourth Quarter and Full-Year 2021 Earnings Conference Call and Webcast Details

When:	Thursday, February 24, 2022, 1:30 p.m. (Pacific Time)
Telephone Numbers:	1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:	1-800-835-8067 (US) and 1-203-369-3354 (Int’l) - Passcode: 3482
Telephone replay available through March 10, 2022
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-K to the company's investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy, a global energy advisory company delivering comprehensive, data-driven energy solutions to commercial and industrial users to meet their cost, sustainability and risk goals.

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
•	ability of SCE to implement its Wildfire Mitigation Plan and capital program;
•	risks of regulatory or legislative restrictions that would limit SCE's ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE's operational PSPS practices;
•	risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
•	ability of SCE to maintain a valid safety certification;
•	ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
•	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•	risks that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
•	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•	decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
•	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
•	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
•	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
•	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•	risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
•	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2021 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2021 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section title "Presentations" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Twelve months ended
	December 31,			December 31,
	2021	2020	Change	2021	2020	Change
Earnings (loss) per share attributable to Edison International
SCE	$1.21	$1.25	$(0.04)	$2.18	$2.17	$0.01
Edison International Parent and Other	0.17	0.14	0.03	(0.18)	(0.19)	0.01
Edison International	1.38	1.39	(0.01)	2.00	1.98	0.02
Less: Non-core items
SCE	(0.13)	(0.05)	(0.08)	(2.94)	(2.72)	(0.22)
Edison International Parent and Other	0.35	0.25	0.10	0.35	0.18	0.17
Total non-core items	0.22	0.20	0.02	(2.59)	(2.54)	(0.05)
Core earnings (losses)
SCE	1.34	1.30	0.04	5.12	4.89	0.23
Edison International Parent and Other	(0.18)	(0.11)	(0.07)	(0.53)	(0.37)	(0.16)
Edison International	$1.16	$1.19	$(0.03)	$4.59	$4.52	$0.07

Note: Diluted earnings were $1.37 and $1.39 per share for the three months ended December 31, 2021 and 2020, respectively, and $2.00 and $1.98 per share for the twelve months ended December 31, 2021 and 2020, respectively.

Fourth Quarter and Full-Year Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Twelve months ended
	December 31,			December 31,
(in millions)	2021	2020	Change	2021	2020	Change
Net income (loss) attributable to Edison International
SCE	$458	$474	$(16)	$829	$810	$19
Edison International Parent and Other	65	52	13	(70)	(71)	1
Edison International	523	526	(3)	759	739	20
Less: Non-core items
SCE[1,2,3,4,6]	(49)	(21)	(28)	(1,114)	(1,015)	(99)
Edison International Parent and Other[3,5,7,8,9]	132	96	36	132	68	64
Total non-core items	83	75	8	(982)	(947)	(35)
Core earnings (losses)
SCE	507	495	12	1,943	1,825	118
Edison International Parent and Other	(67)	(44)	(23)	(202)	(139)	(63)
Edison International	$440	$451	$(11)	$1,741	$1,686	$55

[1]

Includes amortization of SCE’s Wildfire Insurance Fund expenses of $54 million ($39 million after-tax) and $215 million ($155 million after-tax) for the quarter and year-ended December 31, 2021, respectively and $84 million ($61 million after-tax) and $336 million ($242 million after-tax) for the quarter and year-ended December 31, 2020, respectively.

[2]

Includes charges of $14 million ($10 million after-tax) and $1.2 billion ($919 million after-tax) for the quarter and year-ended December 31, 2021, respectively and $13 million ($10 million after-tax) and $1.2 billion ($899 million after-tax) for the quarter and year-ended December 31, 2020, respectively for SCE's 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries.

[3]

Includes an income tax benefit of $18 million and an income tax expense of $3 million recorded in the first quarter of 2020 for SCE and Edison International Parent and Other, respectively, due to re-measurement of uncertain tax positions related to the 2010 – 2012 California state tax filings currently under audit.

[4]

Includes gains of $10 million ($7 million after-tax) recorded in the second quarter of 2021 and $70 million ($50 million after-tax) and $150 million ($108 million after-tax) for the quarter and year-ended December 31, 2020, respectively for SCE's sale of San Onofre nuclear fuel.

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

[5]	Includes an impairment charge of $34 million ($25 million after-tax) recorded in the second quarter of 2020 for Edison International Parent and Other related to Edison Energy's goodwill.
[6]	Includes an impairment charge of $79 million ($47 million after-tax) recorded in the third quarter of 2021 related to disallowed historical capital expenditures in SCE's 2021 GRC final decision.
[7]

Includes an income tax benefit of $115 million for Edison International Parent and Other recorded in the fourth quarter of 2021 related to the settlement of the 2007 – 2012 California tax audits with the California Franchise Tax Board.

[8]

Includes a gain of $132 million ($96 million after-tax) recorded in the fourth quarter of 2020 for Edison International Parent and Other's sale of an investment in a lease of a hydroelectric power plant in Vidalia, Louisiana.

[9]	Includes earnings of $24 million (17 million after-tax) for Edison International Parent and Other recorded in the fourth quarter of 2021 related to customer revenues for EIS insurance contract.

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended		Twelve months ended
	December 31,		December 31,
(in millions, except per-share amounts)	2021	2020	2021	2020
Total operating revenue	$3,331	$3,157	$14,905	$13,578
Purchased power and fuel	1,156	1,119	5,540	4,932
Operation and maintenance	828	724	3,645	3,609
Wildfire-related claims, net of insurance recoveries	—	25	1,276	1,328
Wildfire Insurance Fund expense	54	84	215	336
Depreciation and amortization	561	504	2,218	1,967
Property and other taxes	109	110	465	438
Impairment and other expense (income)	2	(70)	71	(116)
Gain on sale of lease interest and other operating income	—	(133)	(2)	(133)
Total operating expenses	2,710	2,363	13,428	12,361
Operating income	621	794	1,477	1,217
Interest expense	(231)	(226)	(925)	(902)
Other income	42	34	237	251
Income before income taxes	432	602	789	566
Income tax (benefit) expense	(139)	50	(136)	(305)
Net income	571	552	925	871
Preferred and preference stock dividend requirements of SCE	26	26	106	132
Preferred stock dividend requirement of Edison International	22	—	60	—
Net income attributable to Edison International common shareholders	$523	$526	$759	$739
Basic earnings per share:
Weighted average shares of common stock outstanding	380	378	380	373
Basic earnings per common share attributable to Edison International common shareholders	$1.38	$1.39	$2.00	$1.98
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	381	379	380	374
Diluted earnings per common share attributable to Edison International common shareholders	$1.37	$1.39	$2.00	$1.98

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,	December 31,
(in millions)	2021	2020
ASSETS
Cash and cash equivalents	$390	$87
Receivables, less allowances of $193 and $188 for uncollectible accounts at respective dates	1,398	1,130
Accrued unbilled revenue	794	521
Insurance receivable	—	708
Inventory	420	405
Prepaid expenses	258	281
Regulatory assets	1,778	1,314
Wildfire Insurance Fund contributions	204	323
Other current assets	249	292
Total current assets	5,491	5,061
Nuclear decommissioning trusts	4,870	4,833
Marketable securities	12	—
Other investments	39	53
Total investments	4,921	4,886
Utility property, plant and equipment, less accumulated depreciation and amortization of $11,407 and $10,681 at respective dates	50,497	47,653
Nonutility property, plant and equipment, less accumulated depreciation of $98 and $94 at respective dates	203	186
Total property, plant and equipment	50,700	47,839
Receivables, less allowances of $116 uncollectible accounts at December 31, 2021	122	—
Regulatory assets (includes $325 at December 31, 2021 related to Variable Interest Entities "VIEs")	7,660	7,120
Wildfire Insurance Fund contributions	2,359	2,443
Operating lease right-of-use assets	1,932	1,088
Long-term insurance receivable	75	75
Other long-term assets	1,485	860
Total long-term assets	13,633	11,586

Total assets	$74,745	$69,372

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,	December 31,
(in millions, except share amounts)	2021	2020
LIABILITIES AND EQUITY
Short-term debt	$2,354	$2,398
Current portion of long-term debt	1,077	1,029
Accounts payable	2,002	1,980
Wildfire-related claims	131	2,231
Customer deposits	193	243
Regulatory liabilities	603	569
Current portion of operating lease liabilities	582	215
Other current liabilities	1,667	1,612
Total current liabilities	8,609	10,277
Long-term debt (Includes $314 at December 31, 2021 related to VIEs)	24,170	19,632
Deferred income taxes and credits	5,740	5,368
Pensions and benefits	496	563
Asset retirement obligations	2,772	2,930
Regulatory liabilities	8,981	8,589
Operating lease liabilities	1,350	873
Wildfire-related claims	1,733	2,281
Other deferred credits and other long-term liabilities	3,105	2,910
Total deferred credits and other liabilities	24,177	23,514
Total liabilities	56,956	53,423
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares of Series A and 750,000 shares of Series B issued and outstanding at December 31, 2021)	1,977	—
Common stock, no par value (800,000,000 shares authorized; 380,378,145 and 378,907,147 shares issued and outstanding at respective dates)	6,071	5,962
Accumulated other comprehensive loss	(54)	(69)
Retained earnings	7,894	8,155
Total Edison International's shareholders' equity	15,888	14,048
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	17,789	15,949

Total liabilities and equity	$74,745	$69,372

Edison International Reports Fourth Quarter and Full-Year 2021 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Year ended December 31,
(in millions)	2021	2020	2019
Cash flows from operating activities:
Net income	$925	$871	$1,405
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	2,288	2,029	1,803
Allowance for equity during construction	(118)	(121)	(101)
Impairment and other expense (income)	71	(116)	184
Gain on sale of lease interest and other operating income	(2)	(133)	(5)
Deferred income taxes	43	(296)	(284)
Wildfire Insurance Fund amortization expense	215	336	152
Other	40	36	34
Nuclear decommissioning trusts	(256)	(197)	(106)
Proceeds from Morongo Transmission LLC	400	—	—
Contributions to Wildfire Insurance Fund	(95)	(95)	(2,457)
Changes in operating assets and liabilities:
Receivables	(514)	(283)	(76)
Inventory	(21)	(43)	(83)
Accounts payable	138	87	288
Tax receivables and payables	13	113	88
Other current assets and liabilities	(333)	4	(13)
Regulatory assets and liabilities, net	(720)	(1,799)	(1,278)
Wildfire-related insurance receivable	708	932	285
Wildfire-related claims	(2,648)	(56)	(101)
Other noncurrent assets and liabilities	(123)	(6)	(42)
Net cash provided by (used in) operating activities	11	1,263	(307)
Cash flows from financing activities:
Long-term debt issued or remarketed, plus premium and net of discount and issuance costs of $(43), $23 and $(4) for the respective years	5,412	3,073	3,696
Long-term debt repaid or repurchased	(1,037)	(1,099)	(82)
Short-term debt issued	2,654	2,994	1,750
Short-term debt repaid	(2,255)	(1,126)	(1,750)
Common stock issued	32	912	2,391
Preferred stock issued, net	1,977	—	—
Preferred and preference stock redeemed	—	(308)	—
Commercial paper (repayments) borrowing, net	(254)	304	(172)
Dividends and distribution to noncontrolling interests	(106)	(118)	(121)
Common stock dividends paid	(988)	(928)	(810)
Preferred stock dividends paid	(35)	—	—
Other	45	23	1
Net cash provided by financing activities	5,445	3,727	4,903
Cash flows from investing activities:
Capital expenditures	(5,505)	(5,484)	(4,877)
Proceeds from sale of nuclear decommissioning trust investments	3,961	5,927	4,389
Purchases of nuclear decommissioning trust investments	(3,705)	(5,730)	(4,283)
Other	98	316	93
Net cash used in investing activities	(5,151)	(4,971)	(4,678)
Net increase (decrease) in cash, cash equivalents and restricted cash	305	19	(82)
Cash, cash equivalents and restricted cash at beginning of year	89	70	152
Cash, cash equivalents and restricted cash at end of year	$394	$89	$70